Exhibit 99.1

For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044

HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2007 SECOND QUARTER RESULTS AND DECISION NOT TO DECLARE A DIVIDEND

Edison, New Jersey, August 21, 2007 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “HCM”) reported a net loss for the quarter ended June 30, 2007 of $11.4 million, or $(1.42) per share on a fully diluted basis. The Board of Directors did not declare a second quarter dividend.

For the three months ended June 30, 2007, the Company recognized a net loss of $11.4 million compared to net income of $0.9 million for the same period of 2006. This decrease is due primarily to impairment expense of $11.8 million for other than temporary declines in fair value of the Company’s Subordinated Mortgage-Backed Securities (“MBS”) and a reduction in gains from sales of its Subordinate MBS partially offset by an increase in net interest income on the Company’s Subordinate MBS.

For the six months ended June 30, 2007, the Company recognized a net loss of $10.6 million compared to net income of $0.2 million for the same period of 2006. This decrease is primarily due to impairment expense of $11.8 million for other than temporary declines in the fair value of the Company’s Subordinate MBS portfolio and a $0.5 million legal settlement, partially offset by increased net interest income of $0.9 million on the Company’s Subordinate MBS portfolio and a gain on sale of $1.3 million of its HCP business. The gain on sale of the Company’s HCP business is included in income from discontinued operations.

For the Company’s Subordinate MBS portfolio, the Company recognized a mark to market loss of $11.8 million for the three and six months ended June 30, 2007 compared to no mark to market loss in the same periods of 2006 in connection with other than temporary declines in fair value as of June 30, 2007. For the Subordinate MBS portfolio, net interest income increased for the three months and six months ended June 30, 2007, compared to the same period of 2006 due to the significant increase in the size of this portfolio, and, to a much lesser extent, increases in the interest rate for adjustable rate securities. Interest expense increased as the Company increased financings to correspond with the increase in the portfolio, and the average one-month LIBOR rate increased as well. During the first quarter of 2006, the Company was still investing the proceeds from its $20 million trust preferred securities offering in November 2005 and was not fully invested until the end of March 2006. The Company had gains on sales of securities of $0.2 million for the six months ended June 30, 2007, compared to gains on sales of $0.6 million for the same period of 2006. The Company sold 18 and 2 securities during the first and second quarter of 2007, respectively, as part of a minor portfolio reorganization and anticipation of potential credit issues.

The net interest spread of the Subordinate MBS portfolio decreased for the three and six months ended June 30, 2007, from the same period in 2006 due to an increase in the effective interest expense rate and, for the six month period, a decrease in the effective interest income rate. The increase in the effective interest expense rate is due to increases in the average one-month LIBOR from the first quarter of 2006 to the first half of 2007. The decrease in the interest income rate is due to the change in the mix of Subordinate MBS based upon the credit rating of the individual securities.

John A. Burchett, President and Chief Executive Officer, commented, “The Company’s Board did not declare a second quarter dividend due to the continued uncertainties in the mortgage industry, the current interest rate environment and our net loss for the quarter. The Board will revisit the dividend issue in the third quarter.”

“Even in our prime investment market, during the first and second quarter of 2007, credit spreads on subordinate bonds collateralized by prime-quality mortgage loans widened approximately 1.5% to 2.0%, thereby, causing the portfolio value to decline approximately $13.9 million from December 31, 2006. This widening occurred due to several factors: weakening residential housing markets, increasing delinquency rates, and decreased demand from Collateralized Debt Obligation issuers and investment managers.”

“As a result of the increase in the credit spreads and interest rates and the overall uncertainties in the mortgage industry during the first six months of 2007, the prices for our Subordinate MBS have decreased.”

“Although we do not invest in subprime mortgages or mortgage-backed securities collateralized by subprime mortgages, we have been impacted by the significant losses in the subprime sector of the residential mortgage industry that began to occur in the first half of 2007. These losses seem to be due to underwriting deficiencies, increases in interest rates on adjustable rate mortgages, and declining housing prices. These losses and the corresponding fervor of information reported through the media have caused the credit spreads (yield for credit risk) to increase for the industry as a whole and caused overall investor demand for mortgage-backed securities to decrease.”

“To date, we have incurred a relatively small amount of actual losses on the underlying mortgage loans in our Subordinate MBS portfolio. Although we have seen some increases in the level of losses for the six months ended June 30, 2007 compared to our historical experience, these losses are minor in comparison to the corresponding reserve. Our Subordinate MBS are purchased at a discount to par value, and a portion of this discount is an implied reserve for losses on the underlying mortgage loans. To the extent the timing and amount of actual losses approximate or are less than the implied losses in the purchase discount, the long-term value of the bonds will not be impaired.”

“As described above, the decline in the estimated fair value of our portfolio has been significantly impacted by industry factors not directly attributable to the prime mortgage backed securities in which we invest. Although we believe that the markets will stabilize and return to ratios we have traditionally experienced, the turmoil in the industry appears to be much greater than the normal cyclical swings and we are unable to predict when a recovery will occur and the level of the recovery. As a result, we determined the decline in the fair market of our subordinate MBS portfolio was other than temporary and recorded impairment expense of $11.8 million for the six months ended June 30, 2007. This amount represents the difference between the adjusted cost basis and the fair value at June 30, 2007, determined on a security by security basis.”

For the six months ended June 30, 2007 and through August 9, 2007, the Company’s lenders were regularly requiring the Company to repay a portion of amounts borrowed under its repurchase agreements. Although no lenders terminated their repurchase agreements, these repayments were a significant drain on the Company’s available cash. The increasing frequency and amount of required repayments was a threat to the Company’s ability to maintain its portfolio of Subordinate MBS. As a result, as previously disclosed in the Company’s Form 8-K filed with the SEC on August 16, 2007, the Company entered into a one-year fixed-rate financing facility on August 10, 2007, with an affiliate of Ramius Capital Group, LLC (“Ramius”), for the full amount of the then outstanding repurchase agreement balances of approximately $81 million and the Company repaid substantially all of the outstanding repurchase agreements.

Mr. Burchett continued “While the facility is expensive, and we are obligated to issue 600,000 (approximately 7.4%) shares of our common stock to Ramius, it was our only realistic alternative due to the current turmoil in the capital markets and resultant credit crunch, and we are fortunate that Ramius was able to complete the transaction in an expeditious manner. However, we expect our earnings to be negatively impacted by the costs of this financing facility at our current capital level.”

“We are vigorously pursuing sources of additional capital, with the goal of returning to positive cash flow and earnings. We continue to believe that our investment strategy is sound, and believe that any additional capital raised will enable us to take advantage of lower prices in the marketplace for the subordinate mortgage-backed securities in which we invest.”

HCM will host an investor conference call on Tuesday, August 21, 2007 at 11:00 AM ET. The call will be broadcast on the Internet at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not able to listen to the live broadcast, a replay will be available for a period of 30 days.

To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Thursday, August 23rd at 11:59 pm ET by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID # 252595.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.

Certain statements in this press release may constitute “forward-looking” statements with the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2006 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,
	2007	December 31,
	(Unaudited)	2006
Assets
Cash and cash equivalents	$15,409	$13,982
Accrued interest receivable	1,606	1,652
Mortgage loans
Held for sale	-	-
Collateral for CMOs	6,889	9,736
Mortgage securities ($241,291 and $254,482 pledged under Repurchase
Agreements as of June 30, 2007 and December 31, 2006, respectively)
Trading	94,846	105,104
Available for sale	142,591	154,599
Held to maturity	5,461	6,254
Other subordinate security, held to maturity	2,784	2,757
Equity investment in unconsolidated affiliates	1,454	1,399
Other assets	4,016	6,237
Assets of discontinued operations	-	2,549
	$275,056	$304,269

Liabilities
Repurchase agreements	$183,663	$193,247
Collateralized mortgage obligations (CMOs)	4,609	7,384
Dividends payable	-	1,236
Accounts payable, accrued expenses and other liabilities	2,699	2,757
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239
Liabilities of discontinued operations	-	823
	232,210	246,686

Stockholders' Equity
Preferred stock: $0.01 par value, 10 million shares authorized,
no shares issued and outstanding	-	-
Common stock: $0.01 par value, 90 million shares authorized,
8,063,962 and 8,233,062 shares issued and outstanding
as of June 30, 2007 and December 31, 2006, respectively	80	82
Additional paid-in capital	101,708	102,598
Cumulative earnings (loss)	(1,855)	8,699
Cumulative distributions to shareholders	(57,385)	(56,173)
Accumulated other comprehensive income (loss)	298	2,377
	42,846	57,583
	$275,056	$304,269

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues
Interest income	$6,488	$5,623	$13,120	$10,959
Interest expense	3,748	3,140	7,607	5,981
Net interest income before loan loss provision	2,740	2,483	5,513	4,978
Loan loss provision	-	-	-	-
Net interest income	2,740	2,483	5,513	4,978
Gain on sale of mortgage assets	3	734	194	625
Loss on mark to market of mortgage assets	(14,481)	(1,118)	(14,624)	(2,319)
Gain on freestanding derivatives	2,468	675	2,301	1,321
Technology	200	979	716	1,900
Loan brokering and advisory services	-	-	157	105
Other income (loss)	(67)	(39)	(108)	(88)
Total revenues	(9,137)	3,714	(5,851)	6,522

Expenses
Personnel	1,050	1,043	2,129	2,249
Legal and professional	358	635	958	1,529
General and administrative	274	293	1,020	622
Depreciation and amortization	157	178	307	350
Occupancy	78	71	153	142
Technology	112	419	309	735
Other	294	238	600	565
Total expenses	2,323	2,877	5,476	6,192
Operating income (loss)	(11,460)	837	(11,327)	330
Equity in income of unconsolidated affiliates	28	28	55	55
Minority interest in loss of consolidated affiliate	-	-	-	(5)
Income (loss) from continuing operations before income tax provision (benefit)	(11,432)	865	(11,272)	390
Income tax provision (benefit)	-	-	-	(12)
Income (loss) from continuing operations	(11,432)	865	(11,272)	402

Discontinued Operations
Loss from discontinued operations before gain on sale and income tax provision (benefit)	15	(12)	(628)	(246)
Gain on sale of discontinued operations	-	-	1,346	-
Income tax provision (benefit) from discontinued operations	-	-	-	-
Income (loss) from discontinued operations	15	(12)	718	(246)
Net income (loss)	$(11,417)	$853	$(10,554)	$156

Net income (loss) per common share - Basic
Income (loss) from continuing operations	$(1.42)	$0.10	$(1.40)	$0.05
Income (loss) from discontinued operations	-	-	0.09	(0.03)
Net income (loss) per common share - Basic	$(1.42)	$0.10	$(1.31)	$0.02
Net income (loss) per common share - Diluted
Income (loss) from continuing operations	$(1.42)	$0.10	$(1.40)	$0.05
Income (loss) from discontinued operations	-	-	0.09	(0.03)
Net income (loss) per common share - Diluted	$(1.42)	$0.10	$(1.31)	$0.02

Weighted average shares outstanding - Basic	8,028,008	8,405,341	8,070,768	8,447,876
Weighted average shares outstanding - Diluted	8,028,008	8,411,299	8,070,768	8,455,157

Hanover Capital Mortgage Holdings, Inc.
Summary Information for REIT Portfolio Assets
(dollars in thousands)
(Undaudited)

	Three Months Ended June 30, 2007
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$144,072	$104,897	$8,172
Average CMO borrowing balance	-	-	5,662
Average balance - Repurchase Agreements	88,090	97,446	663
Net interest earning assets	$55,982	$7,451	$1,847

Average leverage ratio	61.14%	92.90%	77.40%

Effective interest income rate	12.77%	5.73%	5.92%
Effective interest expense rate - CMO borrowing	-	-	5.72%
Effective interest expense rate - Repurchase Agreements	6.50%	5.38%	7.24%
Net interest spread	6.27%	0.35%	0.04%

Interest income	4,601	1,502	121
Interest expense - CMO borrowing	-	-	81
Interest expense - Repurchase Agreements	1,432	1,310	12
Net interest income	$3,169	$192	$28

Yield on net interest earning assets	22.64%	10.31%	6.06%

	Three Months Ended June 30, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$129,402	$64,654	$14,442
Average CMO borrowing balance	-	-	9,926
Average balance - Repurchase Agreements	83,782	56,034	815
Net interest earning assets	$45,620	$8,620	$3,701

Average leverage ratio	64.75%	86.67%	74.37%

Effective interest income rate	12.68%	5.51%	7.06%
Effective interest expense rate - CMO borrowing	-	-	6.57%
Effective interest expense rate - Repurchase Agreements	6.32%	5.06%	15.21%
Net interest spread	6.36%	0.45%	-0.16%

Interest income	4,101	890	255
Interest expense - CMO borrowing	-	-	163
Interest expense - Repurchase Agreements	1,324	709	31
Net interest income	$2,777	$181	$61

Yield on net interest earning assets	24.35%	8.40%	6.59%

	Six Months Ended June 30, 2007
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$148,989	$107,083	$8,895
Average CMO borrowing balance	-	-	6,351
Average balance - Repurchase Agreements	89,513	98,991	674
Net interest earning assets	$59,476	$8,092	$1,870

Average leverage ratio	60.08%	92.44%	78.98%

Effective interest income rate	12.42%	5.72%	6.57%
Effective interest expense rate - CMO borrowing	-	-	6.52%
Effective interest expense rate - Repurchase Agreements	6.48%	5.35%	7.12%
Net interest spread	5.94%	0.37%	-0.01%

Interest income	9,252	3,062	292
Interest expense - CMO borrowing	-	-	207
Interest expense - Repurchase Agreements	2,900	2,649	24
Net interest income	$6,352	$413	$61

Yield on net interest earning assets	21.36%	10.21%	6.52%

	Six Months Ended June 30, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$122,357	$65,084	$18,982
Average CMO borrowing balance	-	-	10,401
Average balance - Repurchase Agreements	79,018	56,207	2,344
Net interest earning assets	$43,339	$8,877	$6,237

Average leverage ratio	64.58%	86.36%	67.14%

Effective interest income rate	12.83%	5.33%	6.89%
Effective interest expense rate - CMO borrowing	-	-	6.21%
Effective interest expense rate - Repurchase Agreements	6.09%	4.79%	6.66%
Net interest spread	6.74%	0.54%	0.60%

Interest income	7,851	1,736	654
Interest expense - CMO borrowing	-	-	323
Interest expense - Repurchase Agreements	2,408	1,346	78
Net interest income	$5,443	$390	$253

Yield on net interest earning assets	25.12%	8.79%	8.11%

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